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                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT

            THIS AGREEMENT is made as of July 1, 1995, between Solon Automated Services, Inc., a Delaware corporation (the "Company"), Michael Stanky ("Executive"), and Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR").

            The execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of shares of SAS Acquisitions Inc. Class A Common Stock, par value $0.01 per share, by GTCR. Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, GTCR.

            The parties hereto agree as follows:

            1. Employment. The Company agrees to employ Executive and Executive accepts such employment, for the period from the date of this Agreement until such employment is terminated at the will of Executive or in the discretion of the Board (the "Employment Period").

            (a) Duties. During the Employment Period, Executive shall serve as Senior Vice President of the Company and shall have the normal duties, responsibilities and authority assigned to him by the Board and the Company's by-laws.

            (b) Salary, Bonus and Benefits.

            (i) Salary. During the Employment Period, the Company will pay Executive a base salary (the "Annual Base Salary") as the Board may designate from time to time, beginning at the rate of $150,000 per annum, which amount shall be reviewed and may be increased, but not decreased, annually by the Board in its sole discretion. Executive's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year.

            (ii) Bonus. The Executive will be entitled to receive any Bonus which the Chief Executive Officer of the Company may grant in his discretion.

            (iii) Benefits. During the Employment Period, Executive will be entitled to benefits consistent with past practices, as well as to such other benefits approved by the Board and made available to the Company's senior management, in each
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      case, as such benefits maybe adjusted by the Board from time to time.

            (c) Severance. If the Employment Period is terminated by the Board without Cause (and not by reason of Executive's death or disability or by the Executive for Good Reason) and (i) no Event of Default has occurred and is continuing, Executive shall be entitled to receive severance pay in an amount equal to 1.5 times his Annual Base Salary then in effect payable in 18 equal monthly installments, or (ii) an Event of Default has occurred and is continuing, Executive shall be entitled to receive severance pay in an amount equal to 1.0 times his Annual Base Salary then in effect payable in 12 equal monthly installments, in each case (i) and (ii) subject to applicable withholding tax requirements, commencing upon the execution by the Company and Executive of a mutual release of the parties' respective rights, duties, privileges and obligations hereunder other than those rights, duties, privileges and obligations which are contemplated to continue beyond the Employment Period, which release the parties hereby agree to use their reasonable good faith efforts to secure.

            (d) Limited Severance. If Executive terminates the Employment Period for Good Reason, Executive shall be entitled to receive compensation in the amount of one half of the severance benefit under paragraph 1(c)(i) or (ii) above, depending on whether an Event of Default has occurred and is continuing, payable over nine or six months, respectively.

            (e) Effect of Termination on Bonuses and Benefits. All of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue after the termination of the Employment Period shall, except as otherwise provided by law, cease upon such termination: provided, however, that Executive shall continue to be entitled to medical benefits consistent with those provided to Executive prior to termination during the period that severance payments are being made to Executive pursuant to Sections 1(c) or (d). The Company may offset the amounts of any outstanding loans, advances or other disbursements made to or on behalf of the Executive by the Company against any amounts the Company owes Executive hereunder for severance pay, benefits, bonuses or other items.

            2. Confidential Information. Executive acknowledges that the information, observations and data obtained by him during the course of his (i) performance under this Agreement concerning the business and affairs of the Company and its Affiliates and (ii) prior employment by the Company, and its Affiliates and predecessor companies concerning the business and affairs of those companies and its Affiliates will be the property of such entities.


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Therefore, Executive agrees that he will not disclose to any unauthorized person or use for the account of any Person other than the Company and its Subsidiaries any such information, observations or data ("Confidential information") without the Board's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act and except as required by law or legal process. Executive agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its respective Subsidiaries and Affiliates, and all acquisition prospects, lists and contact information which he may then possess or have under his control.

            3. Noncompetition and Nonsolicitation

            (a) Noncompetition. Executive acknowledges that in the course of his employment with the Company he will become familiar, and during his employment with the Company prior the date of this Agreement he has become familiar, with the Company's and its respective Subsidiaries' and Affiliates' (collectively, the "Solon Group") trade secrets and with other confidential information concerning the Solon Group, and that his services will be of special, unique and extraordinary value to the Solon Group. Therefore, Executive agrees that, during the Employment Period and for 1 year thereafter (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, assist, render services for, or in any manner engage in any business competing with, or otherwise substantially similar to, the businesses of the Solon Group as such businesses exist or are in process on the date of the termination of Executive's employment, (i) within the geographical area included in the 50mile radius around each location of a customer of the Solon Group or any business which a member of the Solon Group is actively considering acquiring at the time of Executive's termination or has actively considered acquiring in the last 12 months or (ii) within any State in the United States or any Province in Canada in which Executive has spent a significant amount of time on behalf of the Solon Group at any time during the twelve-month period prior to the date of Executive's termination. The restrictions of this paragraph 3(a) shall not apply to Executive's ownership interests in not more than three laundromats at any one time.

            (b) Nonsolicitation. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Solon Group to leave the employ of the Solon Group, or in any way interfere with


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the relationship between the Solon Group and any employee thereof, (ii) offer employment to or hire any person who was an employee of the Solon Group at any time during the one-year period prior to the termination of the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Solon Group to cease doing business with the Solon Group, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Solon Group.

            (c) Enforcement. if, at the time of enforcement of paragraphs 2 or 3 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope and geographical area reasonable under such circumstances shall be substituted for the stated period, scope and area and that the court shall be allowed to reduce the restrictions contained herein to cover the maximum duration, scope and area permitted by law.

            (d) Submission to Jurisdiction. Each of the parties (i) submits to the jurisdiction of any state or federal court sitting in Chicago, Illinois in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard or determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

            4. Definitions.

            "Affiliate" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.

            "Cause" means (i) a material breach of any agreement with the Company, its Subsidiaries, its Affiliates or its stockholders by Executive (after notice and reasonable opportunity to cure), (ii) a breach of Executive's duty of loyalty to the Company or any of its Subsidiaries or Affiliates or any act of dishonesty, gross negligence, willful misconduct or fraud with respect to the Company or any of its Subsidiaries or Affiliates or any of their stockholders, customers or suppliers, (iii) the commission by


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Executive of a felony, a crime involving moral turpitude or other act or omission tending to cause harm to the standing and reputation of, or otherwise bring public disgrace or disrepute to, the Company or any of its Subsidiaries or Affiliates, (iv) Executive's continued failure or refusal to perform any material duty to the Company or any of its Subsidiaries or Affiliates which is normally attached to his position (AFTER NOTICE and reasonable opportunity to cure) or (v) Executive's gross negligence or willful misconduct in performing those duties which are normally attached to his position (after notice and reasonable opportunity to cure). For purposes of this Agreement, "Executive's duty of loyalty to the Company or any of its Subsidiaries or Affiliates" shall include the Executive's fiduciary obligation to place the interests of the Company and its Subsidiaries or Affiliates ahead of his personal interests and thereby not knowingly profit personally at the expense of the Company or any of its Subsidiaries or Affiliates, and shall also include specifically the affirmative obligation to disclose promptly to the Board any known conflicts of interest Executive may have with respect to the Company, and its Subsidiaries or Affiliates, and the negative obligations not to usurp corporate opportunities of the Company, any of its Subsidiaries or any of its Affiliates, not to engage in any "conflict-of-interest" transactions with the Company, its Subsidiaries, or its Affiliates (without the approval of the board directors), and not to compete directly with the Company or its Subsidiaries or Affiliates (without the approval of the Board).

            "Event of Default" means Event of Default as defined in the Loan Agreement, dated as of the date hereof, among SAS Acquisitions Inc. and Finova Capital Corporation (the "Loan Agreement"), or any payment by Speed Queen Company pursuant to its guaranty in connection with the Loan Agreement, and any similar term or event in any replacement for, refinancing of, or modification or amendment to, such agreements.

            "Good Reason" means a material diminution of Executive's duties under this Agreement or Executive's own physical or mental disability. For purposes of this Agreement, "disability" shall mean Executive's inability to perform his duties hereunder in a competent manner on account of illness or other physical or mental incapacity, if such illness or other physical or mental incapacity continues for a period of more than three consecutive months, or an aggregate of six months in any twelve-month period during the term hereof.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any


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contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

            5. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to each person at the address set forth below:

                  If to the Company:

                          Solon Automated Services, Inc.
                          330 Market Street Philadelphia,
                          Pennsylvania 19106
                          Attention: Chief Executive Officer

                  With a copy (which will constitute notice to the Company) to:

                          Anderson, Kill, Olick & Oshinsky, P.C.
                          1251 Avenue of the Americas
                          New York, New York 10020
                          Attention: Ronald S. Brody, Esq.

                  If to Executive:

                          Michael Stankey
                          1125 Ashington Place
                          Desoto, TX 75115

                  If to GTCR:

                          Golder, Thoma, Cressey, Rauner Fund IV, L.P.
                          6100 Sears Tower
                          Chicago, Illinois 60606
                          Attention: Bruce V. Rauner
                                     David A. Donnini


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                  with a copy (which will not constitute notice to GTCR) to:

                          Kirkland & Ellis
                          200 East Randolph Drive
                          Chicago, Illinois 60601
                          Attention: Kevin R. Evanich, Esq.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

            6. General Provisions.

            (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith (i) embody the complete agreement and understanding among the parties, (ii) supersede and preempt any prior summaries of terms and conditions, understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way and (iii) terminate and cancel any employment, severance, stack option, bonus or other employee benefit, loan, tax or other indemnity agreement among Executive and his Affiliates, on one hand, and the Company and its Affiliates, on the other hand.

            (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

            (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind Executive and the Company and their respective successors and permitted assigns and inure to the benefit of and be enforceable by, Executive, the


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Company, GTCR and their respective successors and permitted assigns.

            (E) CHOICE OF LAW. THE CORPORATE LAW OF THE STATE OF DELAWARE WILL GOVERN ALL QUESTIONS CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL HE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

            (f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and, except as otherwise provided in paragraph 3(d), that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

            (g) Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or modified only by written agreement of the Company, Executive and GTCR. No other course of dealing between the parties or third party beneficiaries hereof or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders.

            (h) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by Executive or on his behalf or by the Company or on its behalf.

            (i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.


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            (j) Descriptive Headings: Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above,

                                             Solon Automated Services, Inc.


                                             By
                                                --------------------------------
                                             Its
                                                 -------------------------------

                                             GOLDER, THOMA, CRESSEY, RAUNER
                                             FUND IV, L.P.

                                             By:  GTCR IV, L.P.

                                             Its: General Partner

                                             By:  Golder, Thoma, Cressey,
                                                  Rauner, Inc.

                                             Its: General Partner


                                                 By:
                                                    ----------------------------
                                                 Its: Principal
                                                      --------------------------


                                             EXECUTIVE


                                             -----------------------------------
                                             Michael Stanky